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                                   EXHIBIT 23

                              NORDSON CORPORATION

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8) listed below and the related prospectuses of Nordson Corporation of our report dated December 9, 2003, with respect to the consolidated financial statements of Nordson Corporation included in this Annual Report (Form 10-K) for the year-ended November 2, 2003:

      - Nordson Corporation 1982 Amended and Restated Stock Appreciation Rights Plan (now entitled 1988 Amended and Restated Stock Appreciation Rights
        Plan) (No. 2-66776)

      - Nordson Employees' Savings Trust Plan (No. 33-18309)

      - Nordson Hourly-Rated Employees' Savings Trust Plan (No. 33-33481)

      - Nordson Corporation 1993 Long-Term Performance Plan (No. 33-67780)

      - Nordson Corporation -- Slautterback Corporation 401(k) Profit Sharing Plan (No. 33-73522)

/s/ Ernst & Young LLP
Cleveland, Ohio
January 21, 2004

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